Exhibit 99.1

Aravive Announces Proposed Public Offering of Common Stock

Houston, Texas, November 26, 2019—Aravive, Inc. (Nasdaq: ARAV), (“Aravive”) a clinical-stage biopharmaceutical company developing treatments designed to halt the progression of life-threatening diseases, including cancer and fibrosis, today announced that it has commenced an underwritten public offering of the sale of its shares of common stock. In connection with this offering, Aravive intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock sold in the public offering. All of the shares are being offered by Aravive. Aravive currently intends to use the net proceeds from this offering primarily for research, development and manufacturing of product candidates, and for other general corporate purposes including, to acquire, license or invest in complementary businesses, technologies, product candidates or other intellectual property.

Piper Jaffray and Cantor Fitzgerald & Co. are acting as joint book runners for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-219765) previously filed with and declared effective by the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying base prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the preliminary prospectus may also be obtained, when available, by contacting Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by email at prospectus@pjc.com, or by phone at (800) 747-3924; or Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Aravive has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Aravive and such offering.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aravive

Aravive is a clinical-stage biopharmaceutical company developing treatments designed to halt the progression of life-threatening diseases, including cancer and fibrosis. Aravive’s lead product candidate, AVB-500, is an ultrahigh-affinity decoy protein that targets the GAS6-AXL signaling pathway. By capturing serum GAS6, AVB-500 starves the AXL pathway of its signal, potentially halting the biological programming that promotes disease progression. AXL receptor signaling plays an important role in multiple types of malignancies by promoting metastasis, cancer cell survival, resistance to treatments, and immune suppression. The GAS6-AXL signaling pathway also plays a significant role in fibrogenesis. Aravive is evaluating AVB-500 in platinum-resistant ovarian cancer, and intends to expand development into additional oncology and fibrotic indications.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based upon current beliefs, expectation, and assumptions and include statements regarding the timing and completion of the proposed public offering and intended use of proceeds. These statements are subject to a number of risks and uncertainties, many of which are difficult to predict, including market conditions, whether the proposed offering is completed, the success of Aravive’s clinical programs, and the other factors described in Aravive’s filings with the SEC. The information in this release is provided only as of the date of this release, and Aravive undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Contacts for Aravive:

Investors:

Christina Tartaglia

Stern IR, Inc.

christina.tartaglia@sternir.com

212-362-1200

Media:

Heidi Chokeir

Canale Communications

heidi@canalecomm.com

619-203-5391